Prospectus Supplement
John Hancock Multi Asset Credit Fund (the fund)
Supplement dated December 3, 2024 to the current Prospectus, as may be supplemented (the Prospectus)
Effective immediately, the fund is changing its name to John Hancock CQS Multi Asset Credit Fund. All references to John Hancock Multi Asset Credit Fund in the Prospectus will be changed to reflect the fund’s new name.
You should read this supplement in conjunction with the Prospectus and retain it for your future reference.
Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of
The Manufacturers Life Insurance Company and are used by its affiliates under license.

Statement of Additional Information Supplement
John Hancock Multi Asset Credit Fund (the fund)
Supplement dated December 3, 2024 to the current Statement of Additional Information, as may be supplemented (the SAI)
Effective immediately, the fund is changing its name to John Hancock CQS Multi Asset Credit Fund. All references to John Hancock Multi Asset Credit Fund in the SAI will be changed to reflect the fund’s new name.
You should read this supplement in conjunction with the SAI and retain it for your future reference.
Manulife, Manulife Investment Management, Stylized M Design, and Manulife Investment Management & Stylized M Design are trademarks of
The Manufacturers Life Insurance Company and are used by its affiliates under license.